UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017

ContraFect Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36577	39-2072586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28 Wells Avenue, 3rd Floor, Yonkers, New York 10701

(Address of principal executive offices) (Zip Code)

(914) 207-2300

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2017, ContraFect Corporation (the “Company”) announced that Steven C. Gilman, Ph.D. will be returning from his medical leave of absence and resume his position as Chief Executive Officer of the Company, effective June 1, 2017. The Board of Directors (the “Board”) of the Company had previously established the Interim Office of the Chief Executive Officer, appointing Natalie Bogdanos, the Company’s General Counsel and Corporate Secretary, Cara M. Cassino, M.D., the Company’s Chief Medical Officer and Executive Vice President of Research and Development, Michael Messinger, the Company’s Senior Vice President, Finance and Josh Muntner, the Company’s Senior Vice President, Business Development, as members. As a result of Dr. Gilman’s return, the Board disbanded the Interim Office of the CEO, effective June 1, 2017 and Ms. Bogdanos, Dr. Cassino and Mr. Muntner are no longer serving as co-principal executive officers, co-principal financial officers and co-principal accounting officers of the Company. Mr. Messinger has been on a temporary medical leave of absence since March 14, 2017 and as such, did not actively serve as a member of the Interim Office of the Chief Executive Officer. The Board has designated Dr. Gilman as the Company’s principal financial officer and principal accounting officer until Mr. Messinger resumes full-time employment as the Company’s Senior Vice President, Finance.

Dr. Gilman has served as Chairman of the Board since May 2015. In March 2016, he was appointed Interim Chief Executive Officer of the Company and in July 2016 he was appointed Chief Executive Officer of the Company. Dr. Gilman was on leave from the Chief Executive Officer position from March 16, 2017 to June 1, 2017. Until 2015, he served as the Executive Vice President, Research & Development and Chief Scientific Officer at Cubist Pharmaceuticals, a biopharmaceutical company, until its acquisition by Merck & Company. Prior to joining Cubist in 2008, he served as Chairman of the Board of Directors and Chief Executive Officer of ActivBiotics, a privately held biopharmaceutical company. Previously, he worked at Millennium Pharmaceuticals, Inc., where he held a number of senior leadership roles including Vice President and General Manager of the Inflammation franchise responsible for all aspects of the Inflammation business from early gene discovery to product commercialization. Prior to Millennium, he was Group Director at Pfizer Global Research and Development, where he was responsible for drug discovery of novel antibacterial agents as well as several other therapeutic areas. Dr. Gilman has also held scientific, business, and academic appointments at Wyeth, Cytogen Corporation, Temple Medical School, and Connecticut College. He currently serves on the board of directors of publicly traded companies Keryx Biopharmaceuticals, Inc., Momenta Pharmaceuticals, Inc., SCYNEXIS Inc., and Vericel Corporation. Dr. Gilman received his Ph.D. and M.S. degrees in microbiology from Pennsylvania State University, his post-doctoral training at Scripps Clinic and Research Foundation, and received a B.A. in microbiology from Miami University of Ohio. We believe that Dr. Gilman’s significant scientific, executive and board leadership experience in the pharmaceutical and biotechnology industries qualifies him to serve as a member of our Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTRAFECT CORPORATION
Date: June 1, 2017	By:	/s/ Natalie Bogdanos
Natalie Bogdanos
General Counsel & Corporate Secretary